                                                                   EXHIBIT 10.14


                          EXCLUSIVE PROVIDER AGREEMENT
            BETWEEN IMAGYN MEDICAL, INC. AND MEDICAL ALLIANCE, INC.



       This Exclusive Provider Agreement (this "Agreement"), dated as of the 9th day of February, 1997, is by and between Imagyn Medical, Inc., a Delaware corporation ("Imagyn"), and Medical Alliance Inc. a Texas corporation ("MAI"). Imagyn and MAI are sometimes referred to herein as a "Party" or collectively, as the "Parties."

                                   WITNESSETH


       WHEREAS, Imagyn is presently the holder of patent rights, technology and know-how relating to hysteroscopic evaluation and treatment of the uterus utilizing the MicroSpan microhysteroscopy system (the "Proprietary Rights"); and

       WHEREAS, Imagyn has developed and manufactures products incorporating the Proprietary Rights, which products are described in Schedule A (individual products or their functional equivalent described in Schedule A shall be referred to herein as a "Product" and all products and their functional equivalents described in Schedule A shall be referred to herein as the "Products"); and

       WHEREAS, MAI is a provider of mobile medical services which allow physicians to perform selected procedures in their offices, and has established a delivery network for medical products and has an existing customer base for such products; and

       WHEREAS, Imagyn and MAI desire to enter into this Agreement for the purpose of delivering the Products to the medical community and its patients;

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and on the terms and conditions contained herein, the Parties agree as follows:


       1.     Exclusive Delivery of the Products.

              (a) The Parties hereby agree that, within the Territory (as defined in Section 2), MAI shall have the sole and exclusive right to offer the Products to physicians or offer the Products for the use by physicians, on a "mobile" basis. For the purposes of this Agreement, the offering of the Products on a "mobile" basis shall mean the offering of the Products to physicians, or the offering of the Products for the use by physicians, through specialized physician office mobile delivery services which allow physicians to perform selected procedures in their offices. The term "physician" shall mean any person legally authorized to utilize the Products for their intended use. Imagyn shall not be entitled to compete directly or indirectly with MAI for the offering of the Products to physicians on a mobile basis or for the use by physicians or technicians on a mobile basis. Imagyn agrees not to enter into an agreement or arrangement with any person or entity which permits such person or entity to sell, lease, or offer on a mobile basis, the Products within the Territory, subject to the provisions of Section 6(f) hereof.

              (b) MAI shall not be entitled to compete directly or indirectly with Imagyn for the offering of the Products to physicians other than on a mobile basis or for the use by physicians or technicians other than on a mobile basis. The Parties hereby agree that MAI shall not enter into any other arrangement or agreement to sell, lease or rent products used to perform microhysteroscopy procedures to any other person for use on a mobile or any other basis within the Territory. MAI shall not knowingly allow the Products to be used by any person not legally authorized to do so. MAI shall use the Products in accordance with applicable state and federal laws, and shall not make any unauthorized modifications to the Products, or knowingly allow repair or modifications to be performed by unauthorized personnel, or take any action which would void any warranty or service contract covering the Products. MAI shall not resell any Products purchased hereunder, except for those Products purchased from Imagyn and not returned to Imagyn upon termination of this Agreement.


       2. Geographical Territory. The Parties agree that the Territory shall be defined as the continental United States.


       3.     Marketing and Operations Provisions.

              (a) Marketing. MAI agrees to exercise best commercial efforts in actively promoting the Products within the Territory including, to the extent permitted under any agreement between MAI and any third party, best commercial efforts to induce existing MAI customers using functional equivalents of the Products to begin using the Products. Imagyn agrees that if it contacts any potential purchaser (a "Prospect") of the Products and such Prospect does not enter into an agreement for the placement of Products with the Prospect, Imagyn shall inform such Prospect of the availability of MAI's services. Imagyn shall supply MAI with sufficient information to allow MAI to contact the Prospect. Imagyn may contact MAI's customer base in order to encourage the use of the Products. Imagyn may not contact, or cause to be contacted any current customer of MAI who had contracted with MAI for the provision of hysteroscopy services before October 1, 1996 ("Existing MAI Customers"), for the purchase of the Products. Existing MAI Customers are identified on Schedule C hereto. Further, Imagyn may not place products with an Existing MAI customer on a rental, "as needed" or any other basis. If an Existing MAI Customer solicits Imagyn for the purchase of a Product, Imagyn shall provide MAI fourteen (14) days written notice prior to selling any Product to such customer.

              (b) Authorization. MAI may describe itself as the "Authorized Imagyn Mobile Provider" in the course of promoting the Products during the Term and is further authorized to use and display all Imagyn emblems, logos and trademarks in furtherance of such promotion; provided, however, that any such usage or display shall at all times be subject to the reasonable direction and control and prior approval of Imagyn. Except with the written consent of Imagyn, MAI shall not make any representations as to the use or capability of the Products other than as set forth in the Product operating manuals and Imagyn promotional materials.

              (c) Intellectual Property. In connection with its use, distribution and promotion of the Products as provided in this Agreement, MAI is hereby granted a non-exclusive license to use the Proprietary Rights and trademarks and copyrights incident or relating to the Products; it being agreed and understood that nothing in this Agreement shall constitute any transfer or conveyance of Imagyn's right, title or interest in, or to any of Imagyn's trademarks or copyrights.


       4.     Product Delivery and Pricing.

              (a) Equipment. Imagyn will provide MAI fifteen MicroSpan scopes and thirty hand instruments. Imagyn shall provide two additional hand instruments to MAI with each MicroSpan scope subsequently provided pursuant to this Agreement. Should Imagyn introduce additional hand instruments during the initial Term, Imagyn shall provide MAI with one such additional hand instrument for each MicroSpan scope provided pursuant to this Agreement. Imagyn agrees to provide all the Products according to such timing and to such locations as specified by MAI. Title to Products delivered under this Agreement, except for those Products purchased by MAI, shall remain with Imagyn. Upon termination or expiration of this Agreement, the Products, except for those Products purchased by MAI, shall be returned to Imagyn at Imagyn's sole expense.

              (b) Additional Products, Upgrades. Upon the request of MAI, Imagyn shall supply such additional Products to MAI as mutually agreed upon between MAI and Imagyn; provided however, that Imagyn may not unreasonably refuse to supply MAI with a total of forty MicroSpan scopes during the term of this Agreement. Imagyn agrees to provide MAI with all Product upgrades or enhancements as soon as they are commercially available.

              (c) Purchase of Products by MAI. In addition to those Products to be supplied to MAI pursuant to Section 4(b) above, MAI shall have the right to purchase Products from Imagyn at a price equal to 50% of Imagyn's then current list price for such Products. Products purchased from Imagyn hereunder shall be covered under Imagyn's standard one-year warranty, a copy of which is attached hereto as Schedule B.

              (d) Sheaths and Outflow Tubes. During the term of this Agreement, Imagyn shall sell its operative sheaths to MAI at a price of $35.00 per sheath for the first 2,500 sheaths ordered by MAI and $70.00 per sheath ordered by MAI thereafter. Imagyn also agrees to provide all of MAI's requirements for outflow tubes, at a price of $5.00 per tube (provided that Imagyn will provide one free tube with each tube purchased). Upon the execution of this agreement by MAI, MAI shall cause to be issued a purchase order to Imagyn for MAI's estimated volume of operative sheaths for the first six months of this Agreement. Thereafter, MAI will issue to Imagyn rolling quarterly six-month forecasts of MAI's operative sheath requirements.

              (e) Service. Except for those Products purchased by MAI, Imagyn shall, at no cost to MAI, maintain in proper working order those Products provided to MAI pursuant to this Agreement. Imagyn hereby agrees to maintain, repair or replace, at Imagyn's discretion, within 72 hours of notification (subject to availability, provided that Imagyn will use reasonable commercial efforts to have sufficient quantities available), all Products provided hereunder, except those Products purchased by MAI. In the event that MicroSpan scopes or hand instruments require replacement due to abuse or misuse by MAI, Imagyn shall provide replacements to MAI at a purchase price equal to 50% of Imagyn's then current list price.


       5.     Term and Termination.

              (a) Term. This Agreement shall have an initial term (the "Initial Term") commencing as of the date hereof and ending at 11:59 p.m., January 31, 1998. Either Party may terminate this Agreements for any reason after July 31, 1997 upon 90 days prior written notice. If Imagyn cancels the Agreement for any reason, or if MAI terminates the Agreement due to a default by Imagyn or because Imagyn is acquired by an entity engaged in the provision of mobile medical services, Imagyn shall, for a period of one year after the date of termination, sell operative sheaths and outflow tubes to MAI in accordance with the pricing terms specified herein, and shall sell MicroSpan scopes and hand instruments to MAI at 50% of Imagyn's then current list prices. Imagyn's obligation to sell MicroSpan scopes to MAI under this Section 5(a) shall be limited to a total of 40 MicroSpan scopes. If MAI terminates this Agreement for any reason other than a default by Imagyn, Imagyn shall sell such operative sheaths, outflow tubes, MicroSpan scopes and hand instruments as MAI orders at a price equal to Imagyn's then current list price. Unless earlier terminated in accordance with this agreement or unless either party gives written notice of nonrenewal within 30 days prior to the expiration of the initial term of this agreement or any renewal term, this agreement shall automatically renew for a period of one year upon the expiration of the initial term or any renewal term.

       Upon expiration or termination of this agreement, MAI will return all hand instruments and scopes to Imagyn.

              (b)    Default.

                     (i) MAI shall be in default of this Agreement if it: (a) fails to use the Products in the manner provided for herein, (b) uses the Products outside of the Territory, (c) fails to maintain proper insurance coverage as provided for herein, (d) breaches any other provision hereof and such breach is not cured within 30 days of receipt of written notice specifying such default, (e) merges, consolidates, or transfers all or substantially all of its business assets with or into a competitor of Imagyn, (f) dissolves or ceases its business operations, or (g) becomes insolvent, makes an assignment for the benefit of creditors, or files for or suffers to exist a petition in bankruptcy or other insolvency law.

                     (ii) Imagyn shall be in default of this Agreement if it:
(a) fails to provide Products or services as set forth herein, (b) violates its obligation to make the Products available to MAI for mobile medical services in accordance with the terms of this Agreement, (c) fails to maintain proper insurance coverage as provided for herein, (d) breaches any other provision hereof, and such breach is not cured within 30 days of receipt of written notice specifying such default, (e) merges, consolidates, or transfers all or a substantial part of its business assets with or into a competitor of MAI that is engaged in delivery of mobile medical services (f) dissolves or ceases its business operations or (g) becomes insolvent, makes an assignment for the benefit of its creditors, or files for or suffers to exist a petition in bankruptcy or other insolvency law.

              (c) Effect of Default or Termination. Upon default by MAI, Imagyn may, upon thirty days prior written notice to MAI, elect to terminate this Agreement and recover those Products (excluding sheaths and outflow tubes) not purchased by MAI. Upon default by Imagyn, MAI may, upon thirty days prior written notice to Imagyn, terminate this Agreement and return at Imagyn's sole expense those Products not purchased by MAI or purchase all such Products at a price equal to 50% of Imagyn's then current list prices.

       6.     Miscellaneous Provisions.

              (a) Insurance. During the term of this Agreement, MAI shall insure the Products against general liability, theft and other casualty damage, and shall maintain sufficient worker's compensation and automotive liability against losses that may result as a result of the performance of MAI's obligations hereunder. Imagyn shall maintain product liability insurance, with a vendor's endorsement, with respect to the Products. All insurance maintained by either party pursuant to the terms of this Section 6(a) shall be in such amounts as are customary and typical, in the exercise of reasonable business judgment, for companies engaged in similar lines of business.

              (b) Indemnification. Imagyn hereby agrees to indemnify, defend and hold MAI harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses, asserted against or incurred by MAI by reason of or resulting from a malfunction of the Products or the failure of the Products to perform as warranted, to the extent that such claims or liabilities are not attributable to the negligent actions or willful misconduct of MAI. MAI hereby agrees to indemnify, defend and hold Imagyn harmless against from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses, asserted against or incurred by Imagyn by reason or resulting from the negligent actions or willful misconduct of MAI, to the extent that such claims or liabilities are attributable to the negligent actions or willful misconduct of MAI. MAI shall further indemnify Imagyn against damage or loss of the Products delivered to MAI hereunder, to the extent such damage or loss is attributable to MAI.

              (c) Assignments. This Agreement and the rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of the Parties and their respective successors and assignees. Neither Party shall assign this Agreement or any rights or obligations hereunder without first obtaining the written consent of the other Party.

              (d) Confidentiality. All information disclosed by any Party or its agents or representatives to any other Party except (i) information which is otherwise made available to the public through no action or inaction of the recipient, (ii) information which is already in the possession of the recipient prior to disclosure by discloser, (iii) information which is obtained by the recipient from a third party without breach of such third party's confidentiality obligations, and (iv) information independently developed by the recipient without use of or reference to the discloser's confidential information shall be held in strict confidence and shall not be used by the Party to whom it is disclosed or the agents and representatives of such Party, except in the completion of the transactions contemplated hereby or as otherwise required by law.

              (e) Non-Solicitation. During the term of this Agreement and for a period of one year following the termination or expiration hereof, neither Party shall hire or solicit for hire any employee of the other Party, except with the prior written consent of such Party.

              (f) Non-Competition. During the term of this Agreement, and for a period of one year following the termination or expiration hereof, Imagyn, or its officers or directors, shall not start, purchase, manage, invest in, own (whether wholly or in part, unless the aggregate ownership of Imagyn, its officers and directors is less than 5% of such entity and neither Imagyn nor its officers or directors performs any management functions for such entity), or operate any entity providing mobile medical services in the Territory, provided, however, that the acquisition of Imagyn by a company engaged in the provision of mobile medical services shall not constitute a breach of this Section 6(f). During the term of this Agreement, and for a period of one year following the termination or expiration hereof, MAI, or its officers or directors, shall not start, purchase, invest in, own (whether wholly or in part, unless the aggregate ownership of MAI, its officers and directors is less than 5% of such entity and neither MAI nor its officers or directors performs any management functions for such entity), or operate any entity engaged in the manufacture or sale of products of similar medical function or products competitive with the Products, provided, however, that the acquisition of MAI by a company engaged in the manufacture, distribution, marketing or sale of products similar to or competitive with the Products shall not be considered a breach of this Section 6(f).

              (g) Complete Agreement. This Agreement contains all of the agreements, understandings, representations, conditions, warranties and covenants made between the Parties hereto with respect to the subject matter hereof, and any modification or amendments hereto must be in writing and executed by both Parties.

              (h) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present of future laws effective during this Term, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid, or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

              (i) Controlling Law and Venue. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Delaware.


              (j) Arbitration. Any and all disputes or disagreements arising out of or in connection with this Agreement shall be submitted to a mandatory and binding arbitration, administered by the commercial rules of the American Arbitration Association in Phoenix, Arizona, whereby each party agrees to the complete resolution of the subject dispute by said arbitrators. The arbitrators are authorized to go forward even though one of the parties refuses to participate.


              Notwithstanding anything to the contrary contained herein, it is acknowledged that the right to termination as provided herein shall not be affected by this Section 6(j).

              (k) Attorney's Fees. Should either Party hereto bring an action to enforce any of the terms and conditions contained herein, the prevailing Party shall be entitled to reasonable attorney fees, as well as costs of suit.

              (l) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need to be produced.

       EXECUTED as of the date first above written.



MEDICAL ALLIANCE, INC.                     IMAGYN MEDICAL, INC.



By:/s/ PAUL HERCHMAN                       By: /s/ SUSAN E. DUBE
   ---------------------------                ---------------------------------
       Paul Herchman                          Susan E. Dube
       President & CEO                        Vice President, Marketing &
                                              Corporate Development

                                   SCHEDULE A




       PRODUCT                                   MODEL NUMBER
       -------                                   ------------
MicroSpan Hysteroscope                            MS-3000
2 mm MicroSpan Biopsy Cup                         MSI-2200
2 mm MicroSpan Scissors                           MSI-2300
MicroSpan Sheath (10 pack)                        MS-1500
MicroSpan Outflow Cannula (10 pack)               MS-1000
Universal Light Cable                             VS-3550

                                   SCHEDULE B



                            IMAGYN STANDARD WARRANTY


MicroSpan Hysteroscope      MS-3000        One Year
2mm MicroSpan Biopsy Cup    MSI-2200       90 days
2mm MicroSpan Scissors      MSI-2300       90 days
Universal Light Cable       VS-3550        90 days

                                   SCHEDULE C

DISTRICT - ATLANTA
McBrayer, D
Richmond, A
Pope, L
Martin, D
Crossing, N
Gingrey, J.P.
Elsner, CA
Christmas, R
Pugh, John
Goldman
Klein, Von
Lewis, B
Zahner, L
Taylor, E
Harrison, A.N.
Jones-Bailey, A
McNamara
Madden, C
Lynch-Miller, S
Putre, Kel
Mojcik, M
Levitt, B
Campbell, M
Mull, M
Hleap, C
Scott, A
Shelton, A
Walker, G
Haberstroh, W
Harley, S
Albert, S
Echemendia, M
Dawson, F
Stovall, W
Pomerance, A
McLane, J
McCoy, M
McLane, J
Kale, L
Killebrew, E
Thompson, S
Randall, C.L.
Love, B.R.
DISTRICT - CHICAGO
Sundar, K
Maldonado, J. O.
Coupet, E
Maddanes
Cullington
Siegel, MA
Hite, S
Meynen, C
Milam
Struwe, J
Ladpli, C
Feldstein
Hriljic, M
Rebandel, M
Mehta, M
Czarnecki
Fox, M
Striecker
Tabbar, A
Friedell
Popper, F
Gomez, J
Griffiths
Demir
Chamberlain
Passavoy
Palmore
Strohmayer
Lane, F
Jacobi, E
Olson, C
Merrick, F
DISTRICT - NORTH TEXAS
Donovitz
Franklin, S
Whitfield, J
Herzog, B
Fuller, D
Taylor, J
Defrank, P
Adami, B
Peterson, W.A.
Axline, B
Howard, W.F.
Irwin, P
Cowen, A
Preston, T
Eisenberg
Kuhne, R
Wynn, Cand
White
Siri, V
Mendez, A
Rad, M.J.
Weinstein, S
Fleming, B
Webb
Freeman, J
Gupta, R
Gorski, T
Hyslop
Boyd, J
Brettell, J
Woodbridge, A
Dotson, R
Darrow, R
Williams, E.W.
Clark, C
Rumsey
Safely, C
McCoy, J
Spurdon, A.C.
Sarmini, O.R.
Schklair, P
Seligman, S
Kilson
Kilianski, J
Ketter, G
Kauffman, R

DISTRICT - CINCINNATI
Wolf, F
Hewitt, K
Bowen, D
Kerr
Morales, L
Perry, Nic
Busacco, B
Altman, Al
Avery, W
Gildenblat
Watkins, F.B.
White
Kassem
Grim, H
Singh
Carreli
Vardaka
Clark, M
Ezenagu
Chung, Y
Bhatia, K
Tabrah, N
Bowling, M
Rusterholz, J
Moran, W
Frasier, P
Stalter
Kuhn, A
Schwemlein, G

DISTRICT - KANSAS CITY
Younglove, H
Ellis, H
Stone, M.K.
Udell, Kim
Bock, D
Stone, M.K.
Martin, T

DISTRICT - MINNEAPOLIS
Kilberg, E
Kleager, B
Presthus, J
Shold, A.J.
Neilson, J
Lin, Perry
Raders, J
Wheeler, P
Hallstrom, J
Smeby, L
Leafblad, D
Wilcox, L
Kilberg, H
Paley, J
Adefris, W
Everson, L
Dickerson, N
Yeager, T
Immerman, M
Hachiya, J
Ulland, R
Thorp, D
Capecchi, J
MacDonald, L
Lais, C
Shakerin, L

Maxey
Kuhne, R. Chris
Mantri, S
Madden

DISTRICT - OKLAHOMA
Kallenberger
Shane, Joh
Resneder, J
Miggciaccio
Goldstein, J
Prough, S
Carlson, K
Blackwell, J
Chambers, S
Huff, D
Truitt, L
Everett, R
Baum
Bhargava, A
Anderson, C
Wall, J
Reshef, E
Nilson, A.C.
Smith, J
Haggard, D
Mackie, L
Larson, L
Lunn, R


DISTRICT - ST. LOUIS
O'Dell, D
Tobler,R
Hogan
Chang, S
Levy,E
Hamilton, J
Applebaum, J
Hartman, R
Malnar, G
Gimpleson, R
Probst, J
Perez, R
Palmer, A
Uhls
Weinstein, D
Sachar, J

Biest, S
Oliver
Martin, D


DISTRICT - SOUTH TEXAS
Marquez, L
Safro, I
Husain
Shapiro, I
Baden, R
Nusnelly
Love, B. R.
Urano, Gar
Leibman, M
Boyd, B
Medrano, J
Battaglia, F
Podoba
Uribe, M (A)
Creel, N
Chupp, L
Nguyen, T
Saarikoski, H
Rawson, J
Robinson
Reed, J
Ward, D
Uzquiano, N
Brown, J
Zanders, M
Taylor, R
Hjerpe, R
Gonik,M
Fromm, G.L.
Eicheldorfen, S
Giammarco, D
Garza, D
McKinney
Morgan, M
Cohan

DISTRICT - WASHINGTON DC
Hardy-Cartwright
Townsend, L
Gschwend, J

Lieberman
Becker, A
Yudkoff
Asterbadi, N
Badwey, R
Kogan,I
Michetti, M
Roberts, H
Mirkin, G
Bird, J
Band, D
Youssefi, N
Cochrin, J
Band, B
Bond, D
Simon, G
Wilkerson - FO
Ilupyo, O
Vatin, M
Kolkas-MCCA